Exhibit 99.1

Medallia Reports Record Third Quarter Fiscal 2020 Financial Results

  Record Total Revenue of $103.1 Million, Up 27% Year-over-Year
  Record Subscription Revenue of $79.7 Million, Up 26% Year-over-Year

SAN FRANCISCO--(BUSINESS WIRE)--December 5, 2019--Medallia Inc. (NYSE: MDLA), the global leader in experience management, today announced financial results for the quarter ended October 31, 2019.

“I am very pleased with the momentum in our business that has carried into the fourth quarter. During the third quarter, we crossed the $100 million quarterly revenue milestone, added many more marquee customers and grew our year-over-year subscription and total revenue,” commented Leslie Stretch, president and CEO, Medallia. “New signings included Amadeus, American Axle & Manufacturing, Inc., Amtrak, Hard Rock Cafe, Pizza Hut and Softbank.”

Stretch continued, “We also expanded our ability to transform customer experience in real-time with the acquisition of Crowdicity, a crowdsourcing innovation and idea solution, and Zingle, a multi-channel mobile messaging technology, already in use in many of our hospitality customers. Our platform and signal story is resonating with customers and prospects alike, our scale and ability to out-innovate the market is being clearly recognized and this positions us well for the future.”

Financial Highlights for the Third Quarter of Fiscal 2020

  Total revenue for the quarter was $103.1 million, an increase of 27% from the same period last year. Subscription revenue was $79.7 million, an increase of 26% from the same period last year.
  Loss from operations for the quarter was $41.7 million, compared to loss from operations of $16.5 million in the same period last year. Non-GAAP loss from operations for the third quarter was $2.0 million, compared to a non-GAAP loss from operations of $8.8 million in the same period last year.
  Net loss for the quarter was $39.6 million, or ($0.31) per share, basic and diluted, compared to net loss of $16.6 million, or ($0.60) per share, basic and diluted, in the same period last year. Non-GAAP net loss was $932,000, or ($0.01) per share, basic and diluted, compared to non-GAAP net loss of $9.0 million, or ($0.33) per share, basic and diluted, in the same period last year.
  Cash, cash equivalents and marketable securities were $319.3 million as of October 31, 2019.

For information regarding the non-GAAP financial measures discussed in this press release, please see the section titled “Non-GAAP Financial Measures.” Reconciliations between GAAP and non-GAAP financial measures are provided in the tables of this press release.

Recent Highlights

  Launched the Medallia City Tours, bringing the company’s annual Experience Conference to eleven cities around the globe.
  At Dreamforce, Medallia was the official feedback partner at Salesforce’s Dreamfest, the main evening event, and an innovator sponsor for the conference.
  Expanded our ServiceNow partnership providing certified integrations with ServiceNow’s Customer Service and IT Service Management on the ServiceNow store.
  In conjunction with Workday, we showcased our Employee Experience product at Workday Rising, including our forthcoming integration with Workday’s Prism Analytics Suite.

Conference Call

Medallia will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss the third quarter of fiscal 2020, our outlook for the fourth quarter and the full fiscal year 2020, as well as a preliminary outlook for the full fiscal year 2021. The conference call will be available via live webcast and replay at the Investor Relations section of Medallia’s website: https://investor.medallia.com/events-and-presentations/default.aspx.

About Medallia

Medallia (NYSE: MDLA) is the pioneer and market leader in Experience Management. Medallia leads the market in the understanding and management of experience for customers, employees and citizens. Medallia captures experience signals created on daily journeys in person, digital and IoT interactions and applies proprietary AI technology to reveal personalized and predictive insights that can drive action with tremendous business results. Using the suite of experience management and innovation solutions offered by Medallia, customers can engage employees, reduce churn, turn detractors into promoters and buyers and create in-the-moment cross-sell and up-sell opportunities providing clear and potent returns on investment.

For more information, please visit www.medallia.com.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non- GAAP financial measures, including non-GAAP gross profit, non-GAAP subscription revenue gross profit, non- GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share, basic and diluted. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends and in comparing our financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Medallia’s financial information in its entirety and not rely on a single financial measure.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions. We also exclude cash expenses for employer payroll taxes related to employee stock plans, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of exercise or vesting, which may vary from period to period independent of the operating performance of our business.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Acquisition-related costs. We exclude costs related to acquisitions from our non-GAAP financial measures. These costs include legal and transactional costs associated with acquisition activities.

Restructuring and other. We exclude restructuring and other from certain of our non-GAAP financial measures. Restructuring and other consists of exit costs related to our former headquarters in San Mateo.

Tax benefit related to acquisitions. We exclude tax benefits related to acquisitions from our non-GAAP financial measures. These tax benefits realized consist of the change in the valuation allowance resulting from acquisitions.

Note on Forward-Looking Statements

The forward-looking statements included in this press release and in the accompanying conference call, including for example, discussion of our commercial prospects, partnerships, estimates of future revenues, operating income/loss and expenses, stock-based compensation expense and related employer payroll tax expense, amortization of acquired intangible assets, acquisition-related costs, restructuring and other expenses, and acquisitions, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in registration statements and periodic reports we file with the Securities and Exchange Commission, including our prospectus filed with the SEC pursuant to Rule 424(b)(4) dated July 18, 2019 and in our quarterly report on Form 10-Q dated September 12, 2019, both of which may be obtained on the Investor Relations section of Medallia’s website (https://investor.medallia.com/financials/sec-filings/default.aspx). Actual results may differ materially from those presently reported. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update the information contained in this press release or the accompanying conference call, except as required by law.

© 2019 Medallia, Inc. All rights reserved. Medallia®, the Medallia logo, and the names and marks associated with Medallia’s products are trademarks of Medallia. All other trademarks are the property of their respective owners.

Medallia, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	October 31,	January 31,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$296,651	$44,876
Marketable securities	22,646	—
Trade and other receivables, net of allowance for doubtful accounts of $609 and $253 as of October 31, 2019 and January 31, 2019, respectively	71,036	106,120
Deferred commissions, current	19,303	15,874
Prepaid expenses and other current assets	21,659	15,595
Total current assets	431,295	182,465
Property and equipment, net	31,363	42,989
Deferred commissions, noncurrent	42,710	35,727
Goodwill and intangible assets, net	101,139	17,050
Other noncurrent assets	4,602	1,953
Total assets	$611,109	$280,184
Liabilities, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,220	$1,007
Accrued expenses and other current liabilities	21,569	12,840
Accrued compensation	27,741	19,708
Deferred revenue, current	163,554	210,666
Total current liabilities	217,084	244,221
Deferred revenue, noncurrent	1,194	1,151
Deferred rent, noncurrent	2,633	37,182
Other liabilities	5,854	4,188
Total liabilities	226,765	286,742
Stockholders’ equity (deficit):
Convertible preferred stock	—	72
Common stock, Class A	—	30
Common stock	127	—
Additional paid-in capital	834,079	363,076
Accumulated other comprehensive loss	(759)	(1,096)
Accumulated deficit	(449,103)	(368,640)
Total stockholders’ equity (deficit)	384,344	(6,558)
Total liabilities and stockholders’ equity (deficit)	$611,109	$280,184

Medallia, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Revenue:
Subscription	$79,749	$63,241	$226,008	$178,923
Professional services	23,325	17,925	66,355	48,335
Total revenue	103,074	81,166	292,363	227,258
Cost of revenue:
Subscription	16,296	11,942	44,456	35,345
Professional services	22,299	17,459	61,617	51,235
Total cost of revenue	38,595	29,401	106,073	86,580
Gross profit	64,479	51,765	186,290	140,678
Operating expenses:
Research and development	26,321	20,995	68,630	66,580
Sales and marketing	47,067	34,243	127,152	108,296
General and administrative	32,758	13,020	72,672	36,940
Total operating expenses	106,146	68,258	268,454	211,816
Loss from operations	(41,667)	(16,493)	(82,164)	(71,138)
Interest income and other income (expense), net	2,001	205	2,574	223
Loss before provision for (benefits from) income taxes	(39,666)	(16,288)	(79,590)	(70,915)
Provision for (benefits from) income taxes	(46)	323	873	1,371
Net loss	$(39,620)	$(16,611)	$(80,463)	$(72,286)
Net loss per share attributable to common stockholders, basic and diluted	$(0.31)	$(0.60)	$(1.19)	$(2.77)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	127,715	27,482	67,735	26,065

Medallia, Inc.
GAAP to Non-GAAP Adjustment Summary
(in thousands)
(unaudited)

GAAP to Non-GAAP adjustments include stock-based compensation expense, amortization of acquired intangible assets, acquisition-related costs, restructuring and other and tax benefit related to acquisitions as follows:
	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Cost of revenue:
Subscription	$1,578	$363	$3,099	$1,240
Professional services	2,820	580	6,067	1,822
Operating expenses:
Research and development	6,292	1,665	11,533	5,845
Sales and marketing	9,099	1,593	19,076	5,033
General and administrative	19,858	3,457	40,003	7,116
Tax benefit related to acquisitions	(959)	—	(1,375)	—
Total	$38,688	$7,658	$78,403	$21,056

Medallia, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2019	2018
Operating activities
Net loss	$(80,463)	$(72,286)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,812	10,440
Amortization of deferred commissions	13,616	9,481
Stock-based compensation expense	80,296	19,653
Impairment (gain) on property and equipment and lease termination	(13,783)	—
Other	(1,463)	(430)
Changes in assets and liabilities:
Accounts receivable	36,627	40,255
Deferred commissions	(24,108)	(14,105)
Prepaid expenses and other current assets	(5,849)	4,452
Other noncurrent assets	92	(709)
Accounts payable	2,655	1,835
Deferred revenue	(49,921)	(37,130)
Accrued expenses and other current liabilities	10,410	3,084
Other noncurrent liabilities	17	723
Net cash used in operating activities	(21,062)	(34,737)
Investing activities
Purchases of property, equipment and other	(14,250)	(5,637)
Purchase of marketable securities	(76,122)	(18,684)
Maturities of marketable securities	53,604	33,340
Proceeds from sale of marketable securities	511	1,296
Acquisitions, net of cash acquired	(75,238)	—
Other	(1,500)	—
Net cash (used in) provided by investing activities	(112,995)	10,315
Financing activities
Proceeds from initial public offering, net of issuance costs, underwriters discounts and commissions, and concurrent private placement	319,972	—
Proceeds from Series F convertible preferred stock, net of issuance costs	69,848	—
Proceeds from exercise of stock options	16,451	7,831
Payments for employee taxes withheld upon vesting of restricted stock units	(15,592)	—
Payment of capital leases	(2,505)	(224)
Repayment of debt assumed in acquisition	(2,297)	—
Net cash provided by financing activities	385,877	7,607
Effect of exchange rate changes on cash and cash equivalents	(45)	(222)
Net increase (decrease) in cash and cash equivalents	251,775	(17,037)
Cash and cash equivalents at beginning of period	44,876	42,699
Cash and cash equivalents at end of period	$296,651	$25,662

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Non-GAAP gross profit reconciliation:

GAAP gross profit	$64,479	$51,765	$186,290	$140,678

GAAP gross margin	63%	64%	64%	62%
Add (subtract):
Stock-based compensation	3,768	901	8,171	2,743
Amortization of acquired
intangible assets	630	42	995	319
Non-GAAP gross profit	$68,877	$52,708	$195,456	$143,740

Non- GAAP gross margin	67%	65%	67%	63%

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Non-GAAP subscription revenue gross profit reconciliation:

GAAP subscription revenue gross profit	$63,453	$51,299	$181,552	$143,578

GAAP subscription revenue gross margin	80%	81%	80%	80%
Add (subtract):
Stock-based compensation	948	321	2,104	921
Amortization of acquired
intangible assets	630	42	995	319
Non-GAAP subscription revenue gross profit	$65,031	$51,662	$184,651	$144,818

Non-GAAP subscription revenue gross margin	82%	82%	82%	81%

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Non-GAAP operating expense reconciliation:

GAAP operating expenses	$106,146	$68,258	$268,454	$211,816
GAAP operating expenses, as a % of total
revenue	103%	84%	92%	93%
Add (subtract):
Stock-based compensation	(34,046)	(5,631)	(72,784)	(16,910)
Amortization of acquired
intangible assets	(113)	—	(115)	—
Acquisition-related costs	(1,090)	—	(1,766)	—
Restructuring and other	-	(1,084)	4,053	(1,084)
Non-GAAP operating expenses	$70,897	$61,543	$197,842	$193,822
Non-GAAP operating expenses, as a %
of total revenue	69%	76%	68%	85%

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Non-GAAP loss from operations reconciliation:

GAAP loss from operations	$(41,667)	$(16,493)	$(82,164)	$(71,138)
GAAP loss from operations, as a % of total
revenue	(40)%	(20)%	(28)%	(31)%
Add (subtract):
Stock-based compensation	37,814	6,532	80,955	19,653
Amortization of acquired
intangible assets	743	42	1,110	319
Acquisition-related costs	1,090	—	1,766	—
Restructuring and other	—	1,084	(4,053)	1,084
Non-GAAP loss from operations	$(2,020)	$(8,835)	$(2,386)	$(50,082)
Non-GAAP loss from operations, as a %
of total revenue	(2)%	(11)%	(1)%	(22)%

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Non-GAAP net loss reconciliation:

GAAP net loss	$(39,620)	$(16,611)	$(80,463)	$(72,286)
GAAP net loss as a % of total revenue	(38)%	(20)%	(28)%	(32)%
Add (subtract):
Stock-based compensation	37,814	6,532	80,955	19,653
Amortization of acquired
intangible assets	743	42	1,110	319
Acquisition-related costs	1,090	—	1,766	—
Restructuring and other	—	1,084	(4,053)	1,084
Tax benefit related to acquisitions	(959)	—	(1,375)	—
Non-GAAP net loss	$(932)	$(8,953)	$(2,060)	$(51,230)
Non-GAAP net loss as a % of total revenue	(1)%	(11)%	(1)%	(23)%

Weighted average shares - basic and diluted	127,715	27,482	67,735	26,065

Medallia, Inc.
Non-GAAP Supplemental Financial Information
(In thousands, except for percentages)
(unaudited)

	Trailing Twelve Months Ended
	October 31,
Subscription Billings	2019	2018
Subscription revenue	$293,882	$232,931

Change in subscription deferred revenue and contract
assets (unbilled receivables)	36,818	34,640
Subscription billings	$330,700	$267,571

Subscription billings growth rate	24%

Contacts

Investor Relations Contact
Carolyn Bass
ir@medallia.com
Source: Medallia Inc.